UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2024
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Air Transport Services Group, Inc.
(Exact name of registrant as specified in its charter)
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DE	000-50368	26-1631624
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

145 Hunter Drive, Wilmington, OH     45177
(Address of principal executive offices)        (Zip Code)

(937) 382-5591
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ATSG	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Chairman, New Chief Executive Officer, and New President

On June 3, 2024, the Board of Directors (the "Board") of Air Transport Services Group, Inc. (the "Company") appointed, effective immediately: Joseph C. Hete, then serving as Chairman of the Board and Chief Executive Officer, as Executive Chairman; Michael L. Berger, then serving as President, as Chief Executive Officer and a member of the Board; and Jeffrey A. Dominick, then serving as a member of the Board, as President. In connection with his appointment, Mr. Dominick resigned as a member of the Board, and Mr. Berger was elected to fill the resulting vacancy, such that the Board continues to consist of nine directors. As Chief Executive Officer, Mr. Berger will not serve on any of the independent committees of the Board. At the time of his resignation, Mr. Dominick was serving as a member of the Board's Audit Committee and Nominating and Governance Committee. Mr. Dominick's resignation from the Board is not the result of any disagreement with the Company on any matter relating to the Company’s financials, operations, policies, or practices. Mr. Hete remains the Chairman of the Board and will not serve on any of the independent committees of the Board.

Mr. Hete, age 70, has served as the Chairman of the Board since May 2020.  Prior to his appointment as Executive Chairman, Mr. Hete served as the Chief Executive Officer of the Company beginning in November 2023, following his prior service as the Chief Executive Officer of the Company from October 2007 to May 2020 and the President of the Company from October 2007 to September 2019. He also served as the Chief Executive Officer of the Company’s subsidiary, ABX Air, Inc., from August 2003 to May 2020; the President of ABX Air, Inc. from January 2000 to February 2008; the Chief Operating Officer of ABX Air, Inc. from January 2000 to August 2003; the Senior Vice President, Chief Operating Officer, of ABX Air, Inc. from January 1997 until January 2000; the Senior Vice President, Administration, of ABX Air, Inc. from 1991 to 1997; and Vice President, Administration, of ABX Air, Inc. from 1986 to 1991. He joined ABX Air, Inc. in 1980 and has been a director of the Company since it became publicly traded in 2003.

Prior to his appointment as Chief Executive Officer, Mr. Berger, age 62, served as President of the Company beginning in October 2023, prior to which he was the Company's Chief Strategy Officer beginning in December 2022. Mr. Berger was the Chief Commercial Officer of the Company from March 2018 to December 2022 and President of the Company's subsidiary Airborne Global Solutions, Inc. from May 2018 to December 2022. Before joining the Company, Mr. Berger was Chief Commercial Officer for Dicom Transportation Group of Canada, a multimodal transport company providing parcel, freight and logistics services, from March 2017 through February 2018. Mr. Berger was Global Head of Sales for TNT Express, an international courier delivery services company based in Amsterdam from September 2014 through February 2017. Mr. Berger joined Airborne Express, the Company's former parent company, in 1986 and worked 28 years for Airborne Express and its successor, DHL Express, where he held many roles including Head of Sales for the United States.

Mr. Dominick, age 59, is a Managing Partner of Westport, Connecticut-based AirWheel Investments L.P., a private equity fund founded in 2015 that invests in the commercial aviation sector, a position he has held since March 2020. Prior to his appointment as the Company's President, Mr. Dominick had been a director of the Company since November 2022 (he previously served on the Board from 2008 to 2012). From April 2015 through November 2019, he was a Principal and CIO of Propeller Investments LLC, the developer of Paine Field Airport in Everett, Washington. Mr. Dominick was a Managing Director at Blackrock, Inc. from September 2012 through April 2015. Prior to his tenure at Blackrock, Inc., he was the Managing Director and Head of Non-Correlated Investments for Babson Capital Management LLC, a wholly owned subsidiary of the MassMutual Financial Group, from November 2010 to September 2012, and also worked in private equity for MassMutual Capital Partners from 2007 through 2010. He was also active in debt and equity financing in alternative assets and private placements for both Babson Capital Management LLC and MassMutual Financial Group throughout his tenure. Mr. Dominick specialized in investing in airline and aircraft-related transactions for MassMutual. Prior to joining MassMutual Financial Group in 2002, Mr. Dominick spent 13 years in leveraged finance and debt capital markets for Deutsche Bank and its predecessor Bankers Trust, and Chase Manhattan Bank N.A.

The Compensation Committee of the Board has approved the following compensation packages for Messrs. Hete, Berger, and Dominick in connection with their appointments:

● For Mr. Hete, his base salary remains at $750,000 and his annual target bonus opportunity under the Company's Executive Incentive Compensation Plan (the "EIC Plan") remains at up to 115% of his base salary upon the extent of achievement of the performance measures in effect for the applicable fiscal year.  Beginning in 2025, Mr. Hete will not participate in the annual grant of long-term incentive awards under the Company's Amended and Restated 2015 Long-Term Incentive Plan (the "LTI Plan").

● For Mr. Berger, his base salary was increased to $750,000 and his annual target bonus opportunity under the EIC Plan was increased to up to 110% of his base salary upon the extent of achievement of the performance measures in effect for the applicable fiscal year. Mr. Berger's bonus opportunity for 2024 will be calculated pro rata based on his time served as President and as Chief Executive Officer. Commencing in 2025, Mr. Berger will be eligible to receive, at the same time grants are made to the other executive officers of the Company, the grant of long-term incentive awards under the LTI Plan having a grant date value at target performance of 250% of his then-current base salary based on the Company’s closing stock price on the grant date.

● For Mr. Dominick, his base salary is $600,000 and his annual target bonus opportunity under the EIC Plan is up to 60% of his base salary upon the extent of achievement of the performance measures in effect for the applicable fiscal year. Mr. Dominick's bonus opportunity for 2024 will be prorated. In addition, the Compensation Committee has awarded to Mr. Dominick under the LTI Plan a grant of restricted stock having a grant date value (based upon the Company’s closing stock price on June 3, 2024) of $600,000. This restricted stock will vest in full on the third anniversary of grant date, subject to the Company's standard terms and conditions applicable to time-based restricted stock. Commencing in 2025, Mr. Dominick will be eligible to receive, at the same time grants are made to the other executive officers of the Company, the grant of long-term incentive awards under the LTI Plan having a grant date value at target performance of 200% of his then-current base salary based on the Company’s closing stock price on the grant date.  Mr. Dominick will also receive relocation assistance consisting of: (i) a lump sum in the amount of $50,000 within two weeks of his start date, which amount will be grossed up for Federal, state and local taxes, and (ii) reimbursement for travel and accommodations until relocated for up to the first three months of his employment.

Dominick will be offered a change-in-control agreement in the form currently provided to other executive officers of the Company, pursuant to which he will be entitled to receive, should his employment be terminated without cause or by Mr. Dominick for good reason following a change in control, a payment equal to two times his annual salary and annual bonus opportunity. Mr. Dominick will also be eligible to participate in the Company's Severance Pay Plan for Senior Management (the "Severance Plan"), providing that if he (i) is terminated by the Company for any reason other than for “Cause” (as defined in the Severance Plan) or is terminated due to his death or disability, or (ii) resigns on account of “Good Reason” (as defined in the Severance Plan), he will receive: (1) a continuation of annual base salary for a period of 18 months; (2) a pro rata annual incentive bonus for the fiscal year in which his employment termination occurs, which bonus will be paid at the same time that bonuses are paid under the applicable plan or policy; and (3) a continuation of eligibility to participate during the applicable severance period in the Company's medical, dental, vision and prescription drug plans. Mr. Berger will be offered a new change-in-control agreement in the form he currently has other than to reflect an increase of potential payments thereunder from two times to three times his annual salary and annual bonus opportunity.

There are no arrangements or understandings between any of Messrs. Hete, Berger, or Dominick and any other person pursuant to which he was appointed as an officer of the Company. There are no family relationships between any of Messrs. Hete, Berger, or Dominick and any director or executive officer of the Company, and none of them has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

On June 4, 2024, the Company issued a press release announcing the executive succession plan described above. A copy of the Company’s press release is furnished with this Form 8-K attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1*	Press release issued by Air Transport Services Group, Inc. on June 4, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIR TRANSPORT SERVICES GROUP, INC.

By:	/S/W. JOSEPH PAYNE
W. Joseph Payne
Chief Legal Officer & Secretary

Date:	June 5, 2024